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                                                                     EXHIBIT 5.1
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131

                               September 25, 2000

RailAmerica Transportation Corp.
RailAmerica, Inc.
The entities set forth on Schedule I attached hereto
5300 Broken Sound
Boulevard, N.W.
Boca Raton, Florida 33487

Ladies and Gentlemen:

         We have acted as legal counsel for RailAmerica Transportation Corp., a Delaware corporation (the "Company"), RailAmerica, Inc., a Delaware corporation ("RailAmerica"), and the direct and indirect subsidiaries of RailAmerica set forth on Schedule 1 attached hereto (together with RailAmerica, the "Guarantors") in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's registered 12-7/8% Senior Subordinated Notes due 2010 (the "Registered Notes") and the Guarantors' registered Guarantees thereof (the "Registered Guarantees") for all of the Company's outstanding 12-7/8% Senior Subordinated Notes due 2010 (the "Outstanding Notes") and the Guarantors' outstanding Guarantees thereof (the "Outstanding Guarantees").

         The Outstanding Notes and Outstanding Guarantees were issued, and the Registered Notes and Registered Guarantees will be issued, pursuant to an Indenture (the "Indenture") dated as of August 14, 2000, by and among the Company, the Guarantors and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee").

         We have examined such documents and records and other certificates and instruments and have conducted such investigation as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

         1. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act and the execution and delivery of the Registered Notes have been duly authorized by all necessary action on the part of the Company, when executed and authenticated by the Trustee in accordance with their terms


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and the terms of the Indenture, and delivered in exchange for the Outstanding
Notes pursuant to the Indenture and the Exchange Offer, the Registered Notes will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and

         2. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act and the execution and delivery of the Registered Guarantees have been duly authorized by all necessary corporate action on the part of the Guarantors, when executed and authenticated by the Trustee in accordance with its terms and the terms of the Indenture, and delivered pursuant to the Indenture and the Exchange Offer, the Registered Guarantees will be the legally issued and valid and binding obligations of the Guarantors enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

         Our opinion as to enforceability of the Registered Notes and the Registered Guarantees is subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the States of Delaware and New York, as applicable, but the inclusion of any such provision will not affect the validity of the Registered Notes or the Registered Guarantees and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby. We express no opinion concerning federal or state securities laws.

         We are qualified to practice law in the State of Florida and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America. In rendering our opinions with respect to the Registered Notes and the Registered Guarantees, we have assumed with your permission, and without independent investigation, that the applicable laws of the State of New York are identical in all relevant respects to the substantive laws of the State of Florida. We express no opinion and make no representation with respect to the law of any other jurisdiction.


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         This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Guarantors or any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                       Respectfully submitted,

                                       GREENBERG TRAURIG, P.A.


                                       By: /s/ Fern S. Watts
                                          --------------------------------------
                                          Fern S. Watts


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                                                                      SCHEDULE 1


                                  SUBSIDIARIES


Austin & Northwestern Railroad Company, Inc.


Boston Central Freight Railroads, Inc.


Cascade and Columbia River Railroad Company, Inc.


Central Oregon & Pacific Railroad, Inc.


Central Railroad Company of Indiana


Connecticut Southern Railroad, Inc.


Dakota Rail, Inc.


Dallas, Garland & Northeastern Railroad, Inc.


Dallas, Garland & Northeastern Railroad, Inc.


Delaware Valley Railway Company, Inc.


Florida Rail Lines, Inc.


Georgia Southwestern Railroad, Inc.


Huron and Eastern Railway Company, Inc.


Indiana & Ohio Central Railroad, Inc.


Indiana & Ohio Rail Corp.


Indiana & Ohio Railway Company


Indiana Southern Railroad, Inc.


Marksman Corp.


Mid-Michigan Railroad, Inc.


Missouri & Northern Arkansas Railroad Company, Inc.


New England Central Railroad, Inc.


New Orleans Lower Coast Railroad Company, Inc.


North Carolina and Virginia Railroad Company, Inc.


Otter Tail Valley Railroad Company, Inc.


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Palm Beach Rail Holding, Inc.


Pittsburg Industrial Railroad, Inc.


Plainview Terminal Company


Prairie Holdings Corporation


Rail Operating Support Group, Inc.


RailAmerica Australia, Inc.


RailAmerica Equipment Corporation


RailAmerica Intermodal Services, Inc.


RaiLink Acquisition Inc.


RailTex Acquisition Corp.


RailTex Distribution Services, Inc.


RailTex, Inc.


RailTex International Holdings, Inc.


RailTex Logisitics, Inc.


RailTex Services Co., Inc.


Saginaw Valley Railway Company, Inc.


San Diego & Imperial Valley Railroad Company, Inc.


South Carolina Central Railroad Company, Inc.


South Central Tennessee Railroad Corp., Inc.


The Toledo, Peoria & Western Railroad Corporation


Toledo, Peoria & Western Railway Corporation


Ventura County Railroad Co., Inc.


West Texas and Lubbock Railroad Company, Inc.